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                                                                   EXHIBIT 10.27

                                NETSELECT, INC.
                             EMPLOYMENT AGREEMENT

     This Agreement (the "Agreement") is made effective as of the 18th day of June 1998, between NetSelect, Inc., a Delaware corporation ("Company"), and John
M. Giesecke ("Executive").

     WHEREAS, the Company desires to secure the services of Executive as Vice President of Finance and Executive desires to perform such services for the Company, on the terms and conditions as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth below, it is mutually agreed as follows:

     1.   Effective Date, Term and Duties.  The term of employment of Executive
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          by the Company hereunder shall commence on June 29, 1998 (the
          "Commencement Date") and shall continue thereafter on the same terms and conditions (such term being hereinafter referred to as the "Employment Period") until terminated pursuant to Section 4. Executive's employment with the Company is on an "at will" basis, and either Executive or the Company may terminate Executive's employment with the Company at any time, for any or no reason. Executive shall have such duties as the Chief Executive Officer of the Company may from time to time prescribe consistent with his position as Vice President of Finance (the "Services"). Executive shall devote his full time, attention, energies and best efforts to the business.

     2.   Compensation.  The Company shall pay and Executive shall accept as
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          full consideration for the Services compensation consisting of the following:

          2.1  Base Salary.  $130,000.00 per year base salary, payable in bi-
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               monthly installments in accordance with the Company's normal payroll practices, less such deductions or withholdings required by law.

          2.2  Bonus.  Executive will be eligible to earn an annual target bonus
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               in the amount of twenty-five percent (25%) of Executive's base salary based on the achievement of certain business and financial objectives that Executive and the Company's Chief Executive Officer will mutually determine in good faith. The objectives for Executive's first year will be determined promptly after the execution of this Agreement; objectives for future years will be determined promptly after the beginning of each fiscal year of the Company. Such bonus shall be paid semi-annually and shall be prorated for 1998.

          2.3  Stock Options.  Executive shall be entitled to a stock option
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               grant of 34,187 shares of NetSelect Common Stock under the
               Company's 1996 Stock Option Plan to be awarded by the Compensation Committee of the Company's Board of Directors within thirty (30) days after the date hereof (the "Option") Such
               Option shall be granted at the fair market value by
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               the Board of Directors and shall have a ten-year term, unless earlier terminated as set forth in the stock option agreement. Options shall vest as to twenty-five percent (25%) of the shares on each anniversary of the Commencement Date until such Option is vested with respect to 100% of the shares, unless earlier terminated as set forth in the stock option agreement. In the unlikely event that Executive's employment should be terminated by the Company within the first twelve months of employment for any reason other than "cause", Executive will be eligible to receive those options that would have become vested in the first twelve-month period beginning June 29, 1998.

     2.   Benefits and Expenses.  Executive will receive the Company's customary
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          employee benefits package for similarly situated executives of the
          Company, including full participation in current and future medical insurance plans. Executive shall be entitled to vacation in accordance with the policies as periodically established by the Board of Directors for similarly situated executives of the Company, which shall in no event be less than three weeks per anniversary year. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in connection with the performance of the Executive's duties under this Agreement during the Employment Period.

     3.   Severance Payment.  If Executive's employment should be terminated for
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          any reason other than "cause", Executive will be eligible to receive a severance payment equal to 4 months of base salary.

     4.   Cooperation with the Company After Termination of the Employment
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          Period.  Following termination of the Employment Period by Executive,
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          subject to Executive's employment duties with a subsequent employer,
          Executive shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

     5.   Confidentiality/Non-Solicitation.  Executive acknowledges that as an
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          employee of the Company, Executive will have access to certain Company confidential information and Executive may, during the course of Executive's employment, develop certain information that will be the property of the Company. To protect the interest of the Company, Executive agrees to sign the Company's standard Confidentiality Agreement as a condition of Executive's employment. In addition, the Executive agrees with the Company that during his employment with the Company and for a period expiring two (2) years after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company or other business enterprise with which the Executive may then be connected.

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     6.   General.
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          6.1  Severability.  If for any reason a court of competent
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               jurisdiction or arbitrator finds any provision of this Agreement to be unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

          6.2  Notices.  All notices and other communications required or
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               permitted to be given under this Agreement shall be in writing and shall be considered effective upon personal service or upon depositing such notice in the U.S. Mail, postage prepaid, return receipt requested and addressed to the Chairman of the Board of the Company as its principal corporate address, and to Executive at his most recent address shown on the Company's corporate records, or at any other address which he may specify in any appropriate notice to the Company.

          6.3  Counterparts.  This Agreement may be executed in any number of
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               counterparts, each of which shall be deemed an original and all of which taken together constitutes one and the same instrument and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

          6.4  Entire Agreement.  The parties hereto acknowledge that each has
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               read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement and the referenced stock option agreement constitute the complete and exclusive statement of the agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, covenants, and all other communications between the parties relating to the subject matter hereof.

          6.5  Governing Law.  This Agreement shall be governed by the law of
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               the State of California.

          6.6  Assignment and Successors.  The Company shall have the right to
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               assign its rights and obligations under this Agreement to an entity which acquires substantially all of the assets of the Company. The rights and obligation of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

NETSELECT, INC.                                 EXECUTIVE

By: /s/ Stuart H. Wolff                         /s/ John M. Giesecke
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Name: Stuart H. Wolff                          John M. Giesecke

Title: Chairman and Chief Executive Officer

By: /s/ Catherine Kwong Giffen
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Name: Catherine Kwong Giffen

Title: Vice President of HR and Administration

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